EXHIBIT 99.4

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of
Cadillac Jack, Inc. and Subsidiaries
Atlanta, Georgia
We have audited the accompanying consolidated financial statements of Cadillac Jack, Inc. and its subsidiaries (the Company), (an indirect wholly owned subsidiary of Amaya Gaming Group Inc.), which comprise the consolidated balance sheets as of December 31, 2014, 2013 and 2012, and the related consolidated statements of income (loss) and comprehensive income (loss), stockholder’s deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

March 27, 2015 (August 12, 2015 with respect to the income before tax and income tax rate reconciliation tables in Note 10 and with respect to Note 13)

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia